Exhibit 4.6


                       COMPLIANCE ADMINISTRATION AGREEMENT


          This Compliance Administration Agreement, dated as of [Closing Date] (the "Agreement"), is entered into between PPL Electric Utilities Corporation
("EU") and [             ] ("Administrator").

          NOW, THEREFORE, EU and the Administrator covenant, promise and agree as follows:

          1.   Semi-Annual Review. Except as otherwise provided in Section 9
               ------------------
hereof, the Administrator will perform the procedures set forth below on a semi-annual basis (the "Review"). Except as otherwise provided in Section 9 hereof, each Review will cover the six-month period preceding the Review, or in the case of the initial Review the six-month period commencing January 1, 2002 (each such period, the "Review Period"). Each Review will begin as soon as practical after the end of each Review Period, and be completed no later than the last day of the month immediately following each Review Period ("Review Completion Date"). Within five Business Days after the Review Completion Date, the Administrator shall give EU a notice that the Review has been completed ("Completion Notice").

          2.   Access. For each Review EU will allow the Administrator
               ------
reasonable access as requested by the Administrator to EU's premises, books and records and personnel.

          3.   Confidentiality. All materials, documents and information
               ---------------
provided to the Administrator by or on behalf of EU or any of its affiliates are to be treated as confidential and not in any way divulged or disseminated to any persons. All documents prepared or generated by the Administrator in connection with this Agreement (the "Documents") shall remain the property of EU and, upon termination of this Agreement, shall be returned to EU or destroyed, at EU's request. Except to the extent necessary to allow the Administrator to comply with Sections 10 and 11 of this Agreement, all Documents or any discussions that the Administrator may have with EU, any of its affiliates or anyone acting for or on their behalf are to be kept completely confidential.

          If any person or entity, including any agency of the United States Government, to whom disclosure has not been authorized by EU requests, subpoenas, or otherwise seeks to obtain any theories, opinions, facts, data, information, documents or other materials within the Administrator's possession or control that have been acquired or generated in connection with this Agreement, the Administrator shall immediately inform EU and, at the request of EU, take such legal measures as EU may deem necessary or appropriate to resist disclosure of such theories, opinions, facts, data, information, documents or other materials. Except for measures requiring immediate action to preserve the status quo, the Administrator shall consult with EU prior to taking any legal measures or making any decision in connection with any such request or subpoena. Should any legal measure prove necessary, EU shall have the right to appoint counsel to represent the Administrator in connection with such legal measures to the extent that they involve materials, documents or information provided or generated in connection with this Agreement.

          4.   Items Required to be Delivered to the Administrator. At each
               ---------------------------------------------------
Review, EU shall provide to the Administrator original or copies of the following documents:

               (a) All filings made by EU and PPL Corporation ("PPL Corp.") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, during the Review Period.

               (b) The annual audited and quarterly unaudited financial statements of EU and PPL Corp. filed with the SEC or otherwise made publicly available during the Review Period, which requirement may be satisfied by delivery of SEC Forms 10-K and 10-Q.

               (c) All minute books of the shareholders of EU and the Board of Directors of EU containing resolutions and actions taken during the Review Period, if any, or a certificate certifying that no resolutions or actions were taken by the shareholders or the Board of Directors, as applicable, during the Review Period.

               (d) All material contracts of EU and all material amendments to such contracts of EU, as determined by [specified EU Officer], entered into during the Review Period, if any, and, in the case of the initial Review, all such material contracts in effect on January 1, 2002, or a certificate certifying that no material contracts or amendments were entered into during the Review Period.

               (e) All contracts (including service level agreements) between EU and PPL Corp. and between EU and any of PPL Corp.'s Material Subsidiaries and all material amendments to such contracts entered into during the Review Period, if any, and, in the case of the initial Review, all such contracts in effect on January 1, 2002, or a certificate certifying that no such contracts or amendments were entered into during the Review Period.

               (f) Sample forms of stationery, business cards, credit cards, letterhead, customer bill forms, vendor contracts, checks, envelopes and other forms used by EU and its employees in the ordinary course of EU's business.

               (g) All press or news releases issued by each of EU and PPL Corp. during the Review Period, if any, or certificates certifying that no such releases were issued during the Review Period.

               (h) Copies of all guaranties issued by EU during the Review Period of debts or obligations of PPL Corp. and any of its other affiliates (other than EU subsidiaries), if any, or a certificate certifying that no such guaranties were issued during the Review Period.

               (i) Copies of all guaranties issued by PPL Corp. or by any affiliates of PPL Corp. during the Review Period of EU's debts or obligations , if any, or a certificate certifying that no such guaranties were issued during the Review Period.

               (j) Copies of any amendments to EU's Articles of Incorporation or Bylaws that were approved during the Review Period, marked to reflect the changes made, if any, or a certificate certifying that no such amendments were approved during the Review Period.

               (k) A random selection provided by EU, reasonably and in good faith expected by EU to be representative for the Review Period and acceptable to the Administrator of the books of account of EU with respect to the Review Period.

               (l) A random selection provided by EU, reasonably and in good faith expected by EU to be representative for the Review Period and acceptable to the Administrator of EU's bank statements for the Review Period.

               (m) A random selection provided by EU, reasonably and in good faith expected by EU to be representative for the Review Period and acceptable to the Administrator of checks written on EU's bank accounts during the Review Period.

               (n) A random selection provided by EU, reasonably and in good faith expected by EU to be representative for the Review Period and acceptable to the Administrator of EU's correspondence during the Review Period.

               (o) Copies of telephone and internet directory listings for EU in use during the Review Period.

               (p) Officers' certificates of EU as required by Sections 7 or 8 hereof.


          5.   Visual Confirmation by the Administrator. (a) During each
               ----------------------------------------
Review the Administrator will conduct an actual visit to EU's corporate headquarters, as designated in Section 14 herein, during which (i) the Administrator will verify that EU is listed on the office directory for said building and (ii) an officer of EU will identify to the Administrator the locations in which EU's books and records are maintained.

          6.   EU's Officers' Certificates. Within six Business Days
               ---------------------------
following EU's receipt of a Completion Notice, EU will deliver to the Administrator certificates of EU's President certifying as to each of the items contained in Section 7 hereof (each a "Compliance Certificate"), together with any modification thereof pursuant to Section 8 hereof (each a "Noncompliance Certificate").

          7.   Compliance Certificates. Compliance Certificates executed by
               -----------------------
EU's President and dated the date of delivery shall be delivered to the Administrator pursuant to Section 6 above and containing each of the certifications set forth below:

Throughout the Review Period:

               (a) EU has maintained its existence and good standing under the laws of the Commonwealth of Pennsylvania.

               (b) EU has regularly observed in all material respects all corporate procedures and formalities required by its Articles of Incorporation and Bylaws and by the laws of the Commonwealth of Pennsylvania as they apply to EU.

               (c) The business and affairs of EU have been managed by or under the direction of EU and its Board of Directors, and not by or under the direction of PPL Corp. or any of its affiliates, except, in the case of PPL Corp., in the exercise of its rights as the holder of the common stock of EU in accordance with the Pennsylvania Business Corporation Law and the Articles of Incorporation and Bylaws of EU.

               (d) EU obtained proper authorization from its directors or common stockholders, as appropriate, for all of EU's corporate actions in accordance with the Pennsylvania Business Corporation Law and the Articles of Incorporation and Bylaws of EU.

               (e) EU has had at least one Independent Director (as defined in EU's Articles of Incorporation).

               (f) EU's officers and directors who were also officers, managers, directors, employees, agents or otherwise affiliated with PPL Corp. or any of its affiliates, acted, to the best of the certifying officer's knowledge, in good faith in accordance with the requirements of the EU Bylaws, and such officers and directors, to the extent permitted by law, made decisions with respect to the business and daily operations of EU independent of, and not dictated by, any of its affiliates, except, in the case of PPL Corp., in the exercise of its rights as the holder of the common stock of EU in accordance with the Pennsylvania Business Corporation Law and the Articles of Incorporation and Bylaws of EU.

               (g) EU (i) kept materially correct and complete records and books of account, (ii) has maintained its own stand-alone audited financial statements, records and books of account separately from those of its affiliates or any other entity (except for EU's subsidiaries that are properly consolidated under US GAAP) and (iii) maintained the documents and other instruments underlying all EU corporate actions as official records of EU.

               (h) (i) The assets and liabilities of EU have been identifiable as such on EU's books and records and were not commingled with those of any other entity, except that for federal and state income tax as well as for financial accounting purposes the assets and liabilities of PPL Transition Bond Company, LLC ("Bond Co.") and other financing subsidiaries of EU are treated as if they are assets and liabilities of EU, (ii) EU maintained separate books of account from those of PPL Corp. and any other entity, (iii) EU maintained its own bank accounts in its own name in which no funds of any of its affiliates were held and (iv) any checks relating to EU's accounts have been imprinted in the name of EU and no other name.

               (i) The assets of EU remained identifiably separate from those of any of its affiliates, such that there is no difficulty in segregating and ascertaining the assets of EU from the assets of its affiliates.

               (j) EU maintained its principal executive and administrative offices through which its business is conducted in a manner identifiably separate from those of PPL Corp. and its other affiliates. To the extent that EU and PPL Corp. or its affiliates have offices in contiguous space, there has been clear identification of the identity of each and fair and appropriate allocation of overhead costs among them, and each entity bore its fair share of those expenses.

               (k) (i) EU provided for its own operating expenses and liabilities from its own funds and (ii) general overhead and administrative expenses of EU, on the one hand, and PPL Corp. and its other affiliates, on the other hand, have not been charged or otherwise allocated to the other.

               (l) To the extent that PPL Services Corporation or other affiliates of PPL Corp. provided services to EU, or EU employees provided services to PPL Corp. or other affiliates of PPL Corp., the recipient was charged for those services at a rate determined on the basis of all direct and indirect costs, market rates or otherwise in accordance with the regulatory requirements of the PPUC or FERC, as applicable. The recipient paid the appropriate service provider for the services on a regular, monthly basis, whether through cash payments or accounting entries.

               (m) EU was not contractually required to use the administrative services provided by PPL Services Corporation.

               (n) EU conducted itself as a business separate from the business of PPL Corp. and its other affiliates.

               (o) (i) EU conducted its business in its own name, (ii) EU has had stationery and other business forms that are separate from the stationery and other business forms of PPL Corp. and any other affiliate, (iii) substantially all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications have been made solely in the name of EU, if related to EU, and not in the name of PPL Corp. or any of its other affiliates and (iv) PPL Corp., EU, and PPL Gas Utilities have identified EU and PPL Gas Utilities separately without using the identifier "PPL Utilities" to describe EU, PPL Gas Utilities, or the combination of the two, by using logos and other corporate identity materials that distinguish EU from PPL Corp. and the other PPL Corp. affiliates, and by separately identifying the corporate entity that contracts for and pays for any goods or services provided.

               (p) EU acted in its name and through its duly authorized officers or agents in the conduct of its business. During the Review Period, EU did not:
(a) hold itself out as having agreed to pay or become liable for the debts of PPL Corp. or any of its other affiliates (other than EU subsidiaries); (b) fail to correct any known misrepresentation with respect to the foregoing; (c) fail to correct any known misrepresentation with respect to PPL Corp. or any of its other affiliates (other than EU subsidiaries) holding itself out as having agreed to pay or become liable for the debts of EU; (d) operate or purport to operate as an integrated, single economic unit with respect to PPL Corp. or any other affiliated or unaffiliated entity; (e) seek or obtain credit or incur any obligation to any third party based upon the assets of PPL Corp. or any of its other affiliates (other than EU subsidiaries); or (f) induce any such third party to reasonably rely on the creditworthiness of PPL Corp. or any other affiliated or unaffiliated entity (other than EU subsidiaries) in connection with any obligation of EU.

               (q) Except as stated above, EU maintained an arm's length relationship with PPL Corp. and its other affiliates.

               (r) EU did not guarantee any obligations of any of its affiliates with the exception of EU's subsidiaries and the pre-existing guarantee by EU of obligations of Safe Harbor Water Power Corporation, dated as of _________.

               (s) Any intercompany borrowings or loans made between EU, on the one hand, and PPL Corp. or any of its other affiliates, on the other hand, were limited to loans of excess cash on hand, were made on an arms-length basis and on market terms similar to transactions among unaffiliated entities and were fully and accurately documented on EU's books and records.

               (t) Except as mentioned in paragraphs (g) and (h)(i) hereof (i) EU maintained separate financial statements, separately identifying its own assets, liabilities and financial affairs, (ii) none of the financial statements of EU suggested that its assets are directly available to pay the claims of creditors of PPL Corp. or any of its other affiliates, (iii) none of the financial statements of PPL Corp. or any of its other affiliates suggested that its assets are directly available to pay the claims of creditors of EU and (iv) any consolidated financial statements of PPL Corp. issued during the Review Period included (x) a footnote substantially in the following language, whether or not such footnote is required by US GAAP:

          The subsidiaries of the Company are separate legal entities. The Company's subsidiaries are not liable for the debts of the Company. Accordingly, creditors of the Company ("Company Creditors") may not satisfy their debts from the assets of the subsidiaries absent a specific contractual undertaking by a subsidiary to pay such Company Creditors or applicable law. Similarly, absent specific contractual undertaking or as provided by law, the Company is not liable for the debts of its subsidiaries. Accordingly, creditors of the Company's subsidiaries ("Subsidiary Creditors") may not satisfy their debts from the assets of the Company absent a specific contractual undertaking by the Company to pay Subsidiary Creditors.

and (y) a list of PPL Corp.'s Material Subsidiaries that clearly includes EU.


          8.   Noncompliance Certificate. If EU is unable to deliver a
               -------------------------
Compliance Certificate, EU shall deliver a certificate containing (i) all items required by Section 7 hereof as to which it is able to certify, (ii) a list of the items contained in Section 7 hereof as to which EU is unable to certify and
(iii) as to each item contained in Section 7 hereof for which an exception is noted, the reasons for the exception.

          9.   Abridged Review. On or before January 31, 2002, the
               ---------------
Administrator shall conduct the following review consisting of the following ("Abridged Review"):

               (a) As part of the Abridged Review EU shall deliver to the Administrator original or copies of the following documents:

                         (i) All filings made by EU and PPL Corp. with the SEC under the Securities Act of 1933,as amended, and the Securities Exchange Act of 1934, as amended, from the [Closing date] to December 31, 2001 (the "Abridged Review Period").

                         (ii) The annual audited and quarterly unaudited financial statements of EU and PPL Corp. filed with the SEC or otherwise made publicly available during the Abridged Review Period, which requirement may be satisfied by delivery of SEC Forms 10-K and 10-Q.

               (b) During the Abridged Review the Administrator will (i) conduct an actual visit to EU's corporate headquarters, as designated in Section 14 hereof, during which the Administrator will verify that EU's name is displayed on the office building in which EU's headquarters are located and that EU is listed on the office directory in said building, (ii) visit EU's internet web site to ensure that EU has a separate web home page and (iii) visit PPL Corp.'s intranet site to verify that EU is separately identified and is not generally referred to as PPL.

               (c) EU shall deliver to the Administrator a certificate executed by [EU Officer] containing each of the certifications set forth below (the "Abridged Review Certificate"):

                         (i) To the extent that EU and PPL Corp. or its affiliates have offices in the same building, there is a clear identification of the identity of the entities residing in each such building.

                         (ii) EU and PPL Gas Utilities are identified separately by no longer using the "PPL Utilities" to describe EU, PPL Gas Utilities or any combination thereof. EU, PPL Corp. and other PPL Corp. affiliates use logo and other corporate identity materials that distinguish among EU and PPL Corp. and its other affiliates.

                         (iii) EU gave written notice by mail to all known contractual creditors of PPL Corp., EU and PPL Gas Utilities of the separate identity of EU.

          10.  Administrator Report; Exceptions.
               --------------------------------

               (a) Within ten Business Days after the delivery of EU's Compliance, Noncompliance Certificate or the Abridged Review Certificate, the Administrator shall deliver to [EU's President and Treasurer and to the General Counsel of PPL Services Corporation] a report (the "Report") in the form attached hereto as Exhibit A, except that for the Abridged Review only the Report shall be in the form attached hereto as Exhibit B.

               (b) If item A(1) of the Report is marked a "No," no further action will be required by EU or the Administrator.

               (c) If item A(1) of the Report is marked "Yes," within 30 Business Days following receipt of the Report ("Correction Date"), EU will either (A) deliver to the Administrator an opinion of counsel, who may be the General Counsel, the Deputy General Counsel, an Associate General Counsel or a Senior Counsel of EU or of PPL Services Corporation, to the effect that the exceptions noted on the Report are not proper exceptions (an "Exceptions Opinion") or (B) deliver to the Administrator a certificate of EU's President, Treasurer or counsel of PPL Services Corporation certifying that the Exceptions noted on the Report are not material (a "Materiality Certificate") or (C) address the Exceptions noted on the Report and deliver to the Administrator a certificate of EU's President certifying that all noted exceptions have been corrected (which may include a prospective cessation of the activities giving rise to the Exception), describing the steps taken by EU to correct each noted Exception and certifying that EU shall act in good faith to avoid repetition of each noted Exception in the future (a "Correction Notice"), or any combination of (A), (B) or (C) covering all of the noted Exceptions. Upon receipt by the Administrator of an Exceptions Opinion, a Materiality Certificate or a Correction Notice on or before the Correction Date, no further action with respect to the Exceptions will be required of the Administrator.

               (d) If item A(1) of the Report is marked "Yes" and if EU fails to deliver an Exceptions Opinion, a Materiality Certificate or a Correction Notice by the Correction Date, the Administrator will deliver to EU and the Bond Trustee a notice in the form of Exhibit C hereto (a "Dividend Notice") advising EU and the Bond Trustee that EU has failed to comply with the requirements of this Section 10. Upon receipt of the notice, EU shall cease declaring dividends on its common stock or redeem any of its common stock until such time as an Exceptions Opinion, a Materiality Certificate or a Correction Notice is delivered to the Administrator.

               (e) Within one Business Day of EU delivering to the Administrator an Exceptions Opinion, a Materiality Certificate or a Correction Notice following the receipt by the Bond Trustee of a Dividend Notice, the Administrator shall notify the Bond Trustee that the Dividend Notice is no longer in effect.

          11.  Additional Notices to the Bond Trustee.
               --------------------------------------

               (a) If the Administrator has delivered to EU and the Bond Trustee a Dividend Notice and an additional 60 Business Days following the delivery of the Dividend Notice have elapsed without EU having delivered to the Administrator an Exceptions Opinion, a Materiality Certificate, a Correction Notice or a substantive nonconsolidation opinion of nationally recognized bankruptcy counsel in customary form to the effect that EU would not be consolidated with PPL Corp. or any of its other affiliates in the event of the bankruptcy of PPL Corp. or any such affiliates (a "Nonconsolidation Opinion"), the Administrator shall deliver to the Bond Trustee a notice in the form of Exhibit D hereto (a "Noncompliance Notice") stating that EU has failed to address one or more Exceptions under this Agreement and identifying the nature of the Exceptions.

               (b) Within one Business Day of EU delivering to the Administrator an Exceptions Opinion, a Materiality Certificate, a Correction Notice or a Nonconsolidation Opinion following the giving of a Noncompliance Notice by the Administrator to the Bond Trustee pursuant to Section 11(a), the Administrator shall notify the Bond Trustee that the Noncompliance Notice is no longer in effect.

          12.  Termination; Amendment of Review Procedures.
               -------------------------------------------

               (a) This Agreement shall terminate if at any time during the term of this Agreement EU delivers to the Administrator Rating Agency Confirmations from the applicable Rating Agencies, each to the effect that the termination of this Agreement will not result in the reduction or withdrawal of the ratings on the Senior Secured Bonds below the lower of (i) such Rating Agency's rating then in effect or (ii) the following ratings:

               Fitch Investors Services ("Fitch"):  A-
               Moody's Investors Service, Inc. ("Moody's"):  A3
               Standard and Poor's Rating Group
               (a division of McGraw Hill, Inc.) ("S&P"):  A-

               (b) This Agreement shall terminate at such time as the Senior Secured Bonds are no longer outstanding.

               (c) The Review procedures identified in Sections 4 through and including 8 of this Agreement may be amended from time to time by written amendment signed by EU and the Administrator, provided that the Administrator will be obligated to sign the amendment if EU delivers to the Administrator either (i) a certificate evidencing approval of the amendment by EU's independent director and an opinion of EU's or PPL Services Corporation's General Counsel or outside counsel that the proposed amendments are required to allow EU to comply with applicable federal, state or local law or regulation, or
(ii) an opinion of nationally recognized bankruptcy counsel to the effect that the proposed amendment will not adversely affect the likelihood of EU being substantively consolidated with PPL Corp. or any of PPL Corp.'s other affiliates (other than EU's subsidiaries).

          13.  Administrator's Compensation. EU shall pay the Administrator
               ----------------------------
$_______ within seven Business Days of receipt of every Report.

          14.  Notices. All notices or other communications hereunder shall
               -------
be in writing and shall be deemed given upon (i) confirmation of receipt of facsimile transmission, (ii) confirmed delivery by commercial overnight courier or when delivered by hand, or (iii) five Business Days after mailing by registered or certified mail (postage pre-paid, return receipt requested) addressed to the respective parties as follows (or as otherwise changed by notice delivered pursuant to this section):

          If to EU:

          PPL Electric Utilities Corporation
          Two North Ninth Street
          Allentown, Pennsylvania 18101-1179
          Att'n:  _________________
          Telephone:  610-____________
          Fax:  610____________

          If to the Administrator:

          [

                                   ]
          Att'n: [                               ]
          Telephone: [                      ]
          Fax:  [                          ]

          If to the Bond Trustee:

          Chase Manhattan Bank
          450 West 33rd Street, 15th Floor
          New York, New York 10001
          Att'n:  Annette Marsula, Int"l Project Finance
          Telephone: 212-
          Fax: 212-

          15.  Governing Law. This Agreement and the relations between the
               -------------
parties shall be governed by and construed in accordance with the laws of the State of Pennsylvania applicable to contracts made and performed in Pennsylvania, without regards to conflict of laws rules.

          16.  Waiver of Jury Trial. Each of the parties hereby waives, to
               --------------------
the fullest extent permitted by law, its right to a trial by jury in any action or proceeding brought in connection with this Agreement.

          17.  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall constitute one and the same agreement.

          18.  Severability. If any provision of this Agreement or the
               ------------
application thereof to any party is held invalid or unenforceable, the remainder of this Agreement shall not be affected.

          19.  Resignation/Replacement of the Administrator. The
               --------------------------------------------
Administrator may resign upon 30 Business Days notice delivered to EU, provided however that the resignation shall not take effect until a successor administrator has agreed in a written agreement executed with EU to conduct the Reviews as required by the terms of this Agreement.

          20.  Term. This Agreement shall terminate pursuant to Section 12
               ----
hereof, or upon receipt by the Administrator of a notice from EU that none of the Senior Secured Bonds are outstanding.

          21.  No Third Party Beneficiaries. This Agreement does not create,
               ----------------------------
and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except that the Bond Trustee may enforce the Administrator's obligation to deliver the notices required to be delivered by the Administrator to the Bond Trustee and the Bond Trustee may enforce the requirement that the independent director's approval of an amendment to this Agreement under Section 12(c)(i).

          22.  Defined Terms. Terms not otherwise defined in this Agreement
               -------------
shall have the following meaning:

               (a) Bond Trustee shall mean Chase Manhattan Bank appointed as trustee under the Indenture, or its successors.

               (b) Business Day/s shall mean a day, other than Saturday, Sunday or a legal holiday on which banks are not open for ordinary banking business in New York City, New York.

               (c) EU subsidiaries shall mean any corporation, company, limited liability company, business trust and any other form of legal entity wholly owned, directly or indirectly by EU.

               (d) FERC shall mean the Federal Energy Regulatory Commission or any successor thereof.

               (e) Indenture shall mean the indenture, dated as of_______ __, 2001, entered into between EU, as issuer, and the Bond Trustee.

               (f) Material Subsidiaries shall mean PP&L Generation Holdings, LLC, PP&L EnergyPlus Co., LLC, PP&L Global, Inc. and EU.

               (g) PPUC shall mean the Pennsylvania Public Utility Commission or any successor thereof.

               (h) Senior Secured Bonds shall mean the bonds, series __, due ____ __, ___ issued under the Indenture.

               (i) Rating Agencies shall mean each of Fitch, Moody's and S&P, each of which shall mean Rating Agency.

               (j) Rating Agencies Confirmation shall mean written evidence of the ratings on the Senior Secured Bonds of Fitch, Moody's and S&P, provided that if any one of such Rating Agencies ceases to exist or to rate the Senior Secured Bonds, Rating Agency Confirmation shall mean written evidence of the ratings on the Senior Secured Bonds by any remaining Rating Agencies or Agency.

               (k) US GAAP shall mean United States Generally Accepted Accounting Principles.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorised agents, as of the date first above written.


                                        PPL ELECTRIC UTILITIES CORPORATION


                                        By:_______________________________
                                           Name:
                                           Title:


                                        [ADMINISTRATOR]


                                        By:__________________________________
                                           Name:
                                           Title:

                                    EXHIBIT A
                                    ---------

                        COMPLIANCE ADMINISTRATOR'S REPORT
                              For the Review Period
                             Dated _____ - _________

                         ------------------------------

                                                                       YES   NO

A.   SUMMARY
     -------

     1.   Are there any Exceptions noted in this Report                ____ ____
(See E Be-low)?

B.   ACCESS
     ------

     1.   Did EU fail to provide the Administrator with                ____ ____
reasonable access to its premises, books and records and executive personnel?

C.   ITEM REQUIRED TO BE DELIVERED TO
     ---------------------------------
     ADMINISTRATOR
     -------------

     1.   Did EU provide the Administrator with all                    ____ ____
of the documents and materials required by Section 4 of the Compli-ance Administration Agreement?

     2.   If the answer is "No", List below all
subparagraphs of Section 4 with respect of which all documents were not produced:

     ___________________________________

     ___________________________________

     ___________________________________

     3.   Did EU deliver to the Administrator a                        ____ ____
Compliance Certifi-cate?

     4.   (Applicable only if the answer to item 3 is                  ____ ____
"No") Did EU deliver to the Administrator a Noncompliance
Certificate?

D.   FINDINGS
     --------

     [Any item for which a certificate has been delivered pursuant to the applicable subparagraph of Section 4 stating that no docu-ment described therein exists, should be marked "No"]

     1.   Do the items reviewed pursuant to Section 4(a)               ____ ____
clearly identify EU as a separate corporation?

     2.   Do the items reviewed pursuant to Section 4(b)               ____ ____
contain separate, stand-alone financial statements for EU
(which may include EU's subsidiaries) and the footnote required by section 7(t)(iv)?

     3.   Do the items reviewed pursuant to Section 4(c)               ____ ____
indicate that EU's Board and shareholders regularly convene meetings and/or act by written consent?

     4.   Do the items reviewed pursuant to Section 4(d)               ____ ____
identify EU as a party to the contracts?

     5.   Do the documents reviewed pursuant to Section 4(e)           ____ ____
separately identify EU and PPL Corp. or the other contracting subsidiary?

     6.   Do the items reviewed pursuant to Section 4(f)               ____ ____
contain EU's name, title and/or logo and no other company's name, title or logo?

     7.   Do the items reviewed pursuant to Section 4(g)               ____ ____
identify either EU or PPL Corp. as the party issuing the release?

     8.   Do the items reviewed pursuant to Section 4(h) disclose      ____ ____
the existence of any such guaranties?

     9.   Do the items reviewed pursuant to Section 4(i) disclose      ____ ____
the existence of any such guaranties?

     10.  Do the items reviewed pursuant to Section 4(j) reveal        ____ ____
an amendment to Section ____ of EU's Articles or to Article ____ of EU By-Laws? Is yes, do the minutes referred to in Section 4(c) indicate the unanimous consent of the Board of Directors of EU to the amendment?

     11.  Do the items reviewed pursuant to Section 4(k)               ____ ____
reveal any non-EU records?

     12.  Do the items reviewed pursuant to Section 4(l) indicate      ____ ____
that they relate to EU alone?

     13.  Do the items reviewed pursuant to Section 4(m) reveal        ____ ____
that more than 5% of the checks reviewed were not written on EU's checks?

     14. Do the items reviewed pursuant to Section 4(n) reveal         ____ ____
that more than 5% of the documents reviewed were not written on EU's letterhead?

     15.  Do the items reviewed pursuant to Section 4(o) contain       ____ ____
EU's separate name, address, and telephone number?

     16. Is EU's name displayed on the office building in which EU's ____ ____ headquarters are located?

     17.  Is EU listed on the office directory of the building in      ____ ____
which EU's headquarters are located?

     18.  Was the location of EU's books and records identified to     ____ ____
the Administrator and were they within EU's offices?

E.   DEFINITION OF EXCEPTIONS
     ------------------------

     For the purpose of this Report and the Compliance Administration Agreement, every item marked as "Yes" is an Exception, except with respect to item C(3) where "No" is an Exception.


Dated ____  ___, _____


                                             _________________________________
                                                   Compliance Administrator

                                    EXHIBIT B
                                    ---------

                        COMPLIANCE ADMINISTRATOR'S REPORT
                         For the Abridged Review Period
                        Dated [Closing Date] - 12/31/2001

                         ------------------------------

                                                                       YES   NO

A.   SUMMARY
     -------

     1.   Are there any exceptions noted in this Report?               ____ ____

B.   ACCESS
     ------

     1.   Did EU fail to provide the Administrator with                ____ ____
reasonable access to its premises, books and records and executive personnel?

C.   ITEM REQUIRED TO BE DELIVERED TO
     ---------------------------------
     ADMINISTRATOR
     -------------

     1.   Did EU provide the Administrator with all of the             ____ ____
documents and materials required by Section 9(a) of the Compliance Administration Agreement?

     2. If the answer is "No", List below all subparagraphs of Section 9(a) with respect of which al documents were not produced:

     ___________________________________

     ___________________________________

     ___________________________________

     3.   Is EU's name displayed on the office building in             ____ ____
which EU's headquarters are located?

     4.   Is EU listed on the office directory of the building         ____ ____
in which EU's headquarters are located?

     5.   Does EU have a separate internet homepage?                   ____ ____

     6.   Does PPL Corp. intranet site separately identify EU?         ____ ____

     7.   Did EU deliver to the Administrator a Certificate            ____ ____
containing the certifications required by Section 9(c)?

D.   FINDINGS
     --------

     [Any item for which a certificate has been delivered pursuant to the applicable subparagraph of Section 9(c) stating that no document described therein exists, should be marked "No"]

     1.   Do the items reviewed pursuant to Section 9(a)(i)            ____ ____
clearly identify EU as a separate corporation?

     2.   Do the items reviewed pursuant to Section 9(a)(ii)           ____ ____
contain separate, stand-alone financial statements for EU
(which may include EU's subsidiaries) and the footnote required by Section 7(t)(iv)?


Dated ____  ___, _____


                                             _________________________________
                                                   Compliance Administrator